Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-33730, 333-154640, 333-157308, 333-180889 and 333-180890) and Form S-8 (File Nos. 333-91589, 333-100515, 333-143502, 333-160112, and 333-181629) of MetroCorp Bancshares, Inc. of our report dated March 15, 2011 relating to the consolidated financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
March 21, 2013